UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 1, 2012

AUTHENTIDATE HOLDING CORP.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 0-20190

DELAWARE	14-1673067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Connell Corporate Center

300 Connell Drive, 5th Floor

Berkeley Heights, New Jersey 07922

(Address and zip code of principal executive offices)

(908) 787-1700

(Registrant’s telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

The information disclosed in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The sale and issuance of the securities as disclosed in Item 8.01 of this Current Report on Form 8-K have been determined to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on Section 4(2) of the Securities Act. We based this determination on the non-public manner in which the securities were offered and on the representations of the person acquiring such securities, which included, in pertinent part, that it was an “accredited investor”, and that it was acquiring such securities for investment purposes for its own account, and not with a view to resale or distribution, and that it understood such securities are subject to the restrictions on transfer as set forth in the Securities Act and the rules promulgated thereunder by the Securities and Exchange Commission.

Item 8.01	Other Events

As of December 1, 2012, Authentidate Holding Corp. (the “Company”) entered into an agreement with Legend Securities, Inc. for a term of one year pursuant to which Legend Securities has agreed to provide investor relations and business advisory services to the Company. In consideration for the services to be rendered under the agreement, the Company agreed to pay a fee of $15,000 per month and to issue to Legend Securities a warrant for the purchase of 225,000 shares of the Company’s common stock (the “Warrants”) at an exercise price of $1.34 per share. The Warrants vest as follows: 52,250 of the Warrants vest on the effective date of the agreement and then an additional 56,250 Warrants will vest each 90 day period thereafter. The Warrants are exercisable beginning six months following the effective date of the agreement, have a term of five years and contain a cashless exercise provision and certain “piggy-back” registration rights.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AUTHENTIDATE HOLDING CORP.

By:	/s/ O’Connell Benjamin
Name:	O’Connell Benjamin
Title:	Chief Executive Officer and President

Date: December 6, 2012

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